UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2009

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, 22nd Floor, New York, New York 10120
 (Address of principal executive offices, including Zip Code)

(646) 485-5410
 (Registrant’s telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

ITEM 7.01	Regulation FD Disclosure.

This Current Report on Form 8-K/A is being filed solely to correct a typographical error in Item 7.01 of the Company’s Form 8-K filed yesterday, December 7, 2009 with the Securities and Exchange Commission, relating to the amount of repurchase authorization remaining under the Company’s share repurchase program.  No other changes have been made to that Form 8-K.  See corrected language below:

On December 7, 2009 Aéropostale, Inc. issued a press release announcing that the Company’s Board of Directors has authorized a $250.0 million increase in the Company’s share repurchase program bringing the total share repurchase program authorized to date to $850.0 million.  With this most recent increase in repurchase authorization, the Company has approximately $290.0 million of repurchase authorization remaining under the Company’s repurchase program.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/  Michael J. Cunningham
Michael J. Cunningham
Executive Vice President - Chief Financial Officer

Dated: December 8, 2009